Press
Information

Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contacts: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

For Immediate Release

ARBITRON INC. REPORTS 2011 THIRD QUARTER FINANCIAL RESULTS
Company reports earnings per share (diluted) of $0.55;
Third quarter revenue increases 6.1 percent;
Third quarter net income increases 35.5 percent;
Third quarter EBITDA margin of 31.8 percent;
Reiterates full year 2011 revenue and earnings guidance

Columbia MD, October 25, 2011 – Arbitron Inc. (NYSE: ARB) today announced results for the third quarter ended September 30, 2011.

The Company reported revenue of $105.6 million, an increase of 6.1 percent as compared to revenue of $99.5 million during the third quarter of 2010. Revenue increased on a quarter over quarter basis primarily as a result of commercializing the Portable People MeterTM (PPMTM) radio ratings service in new markets during the fourth quarter 2010 as well as the continued phase-in of contracted PPM price increases.

Costs and expenses for the third quarter of 2011 were $77.2 million, a decrease of 1.8 percent from $78.6 million for the same period in 2010.

Earnings Before Interest, Income Tax Expense, Depreciation and Amortization (EBITDA) for the quarter was $33.6 million, an increase of 32.4 percent compared with EBITDA of $25.4 million for the third quarter of 2010. The Company’s EBITDA margin in the third quarter 2011 was 31.8 percent, an increase of 630 basis points from the EBITDA margin of 25.5 percent in the third quarter of 2010.

For the third quarter of 2011, net income was $15.4 million, compared with $11.3 million for the third quarter of 2010. Earnings per share (diluted) was $0.55 for the quarter versus $0.42 for the third quarter of 2010, an increase of 31 percent.

For the nine months ended September 30, 2011, revenue was $302.2 million, an increase of 6.5 percent as compared to revenue of $283.7 million for the same period in 2010.

Costs and expenses for the nine months ended September 30, 2011 were $237.7 million, an increase of 0.3 percent versus the same period in 2010.

EBITDA was $87.2 million in the first nine months of 2011, an increase of 29.2 percent from $67.5 million for the same period in 2010. EBITDA margin in the first nine months of 2011 was 28.8 percent, an increase of 500 basis points from 23.8 percent for the same period in 2010.

Net income for the nine-month period increased to $39.2 million from $28.9 million in 2010. Earnings per share (diluted) for the first nine months of 2011 was $1.42 compared with $1.07 per share (diluted) for the first nine months of 2010, an increase of 32.7 percent.

Management Comment on Third Quarter 2011 Activities and Results
Said William T. Kerr, President and Chief Executive Officer:

“In July, we acquired Zokem Oy, a Finland-based mobile audience measurement and analytics firm. This acquisition further enhances our mobile measurement capabilities, which will be valuable for our future cross-platform initiatives.

“We continue to make promising steps in establishing ourselves in the market for cross-platform services. A proof-of-concept project awarded to Arbitron by the Coalition for Innovative Media Measurement (CIMM) to use a single-source panel to measure television, Internet and mobile usage is now up and running. We expect to deliver the first three-screen media insights to the members of CIMM in the fourth quarter.

“As we identify, and as appropriate, invest in these growth initiatives, we also continue to maintain and improve the quality of our radio ratings services. These efforts include the expansion of targeted in-person recruitment in our PPM markets, initiatives to improve the representation of cell phone households in our diary and PPM samples and research into a web-based alternative to the paper and pencil diary.”

2011 Guidance
Arbitron is reiterating its revenue and earnings per share guidance for 2011.

For the full year 2011, Arbitron continues to expect revenue will increase between six percent and eight percent versus 2010 revenue.

Earnings per share for the full year 2011 is expected to be between $1.90 and $2.05 per share (diluted.)

For the year, the Company continues to expect the 2011 impact of the Zokem acquisition and related operating losses to reduce earnings by $0.07 to $0.09 per share (diluted), which is contemplated in the earnings guidance above.

Earnings Conference Call: Schedule and Access
Arbitron will host a conference call at 10:00 a.m. Eastern Time on Tuesday, October 25, 2011.

The Company invites you to listen to the call toll-free by dialing (800) 826-1884. The conference call can be accessed from outside of the United States by dialing (216) 672-5602. To participate, users will need to use the following code: 15106489. The call will also be available live on the Internet at the following sites: www.arbitron.com and www.streetevents.com.

A replay of the call will be available from 1:00 p.m. on October 25, 2011 through 11:59 p.m. on November 1, 2011. To access the replay, please call (toll free) (855) 859-2056 in the United States, or (404) 537-3406 if you’re calling from outside of the United States. To access the replay, users will need to enter the following code: 15106489

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to either net income as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron
Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media–radio, television, cable and out-of-home; the mobile industry as well as advertising agencies and advertisers around the world. Arbitron’s businesses include: measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of U.S. consumers; providing mobile audience measurement and analytics in the United States, Europe, Asia and Australia, and developing application software used for analyzing media audience and marketing information data. The Company has developed the Portable People Meter ™ (PPMTM) and the PPM 360™, new technologies for media and marketing research.

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Portable People MeterTM, PPMTM and PPM 360TM are marks of Arbitron Inc.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Arbitron Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience ratings services and methodology in light of governmental actions, including investigation, regulation, legislation or litigation, customer or industry group activism, or adverse community or public relations efforts;

•	successfully obtain and/or maintain Media Rating Council, Inc. (“MRC”) accreditation for our audience ratings services;

•	successfully launch our cross-platform initiatives;

•	support our current and future services by designing, recruiting and maintaining research samples that appropriately balance quality, size and operational cost;

•	successfully develop, implement and fund initiatives designed to increase sample quality;

•	successfully manage costs associated with cell phone household recruitment and targeted in-person recruitment;

•	successfully manage the impact on our business of the economic environment generally, and in the advertising market, in particular, including, without limitation, the insolvency of any of our customers or the impact of a downturn on our customers’ ability to fulfill their payment obligations to us;

•	successfully integrate acquired operations, including differing levels of management and internal control effectiveness at the acquired entity;

•	compete with companies that may have financial, marketing, sales, technical or other advantages over us;

•	effectively respond to rapidly changing technologies by creating proprietary systems to support our research initiatives and by developing new services that meet marketplace demands in a timely manner;

•	successfully execute our business strategies, including evaluating and, where appropriate, entering into potential acquisition, joint-venture or other material third-party agreements;

•	manage and process the information we collect in compliance with data protection and privacy requirements;

•	successfully develop and implement technology solutions to identify and report consumer use of new and existing forms of media content and delivery, and advertising in an increasingly competitive environment; and

•	renew contracts with key customers.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2010, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(Table To Follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended September 30, 2011 and 2010
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,			%
	2011	2010	Change	Change
Revenue	$105,563	$99,470	$6,093	6.1%
Costs and expenses
Cost of revenue	49,388	50,384	(996)	(2.0%)
Selling, general and administrative	18,401	18,137	264	1.5%
Research and development	9,444	10,088	(644)	(6.4%)
Total costs and expenses	77,233	78,609	(1,376)	(1.8%)
Operating income	28,330	20,861	7,469	35.8%
Equity in net loss of affiliate	(2,290)	(2,639)	349	(13.2%)
Earnings before interest and income taxes (1)	26,040	18,222	7,818	42.9%
Interest income	6	4	2	50.0%
Interest expense	109	226	(117)	(51.8%)
Earnings before income taxes	25,937	18,000	7,937	44.1%
Income tax expense	10,586	6,672	3,914	58.7%
Net Income	15,351	11,328	4,023	35.5%
Basic weighted average common share
Net income	$0.56	$0.42	$0.14	33.3%
Diluted weighted average common share
Net income	$0.55	$0.42	$0.13	31.0%
Weighted average shares used in calculations
Basic	27,222	26,834	388	1.4%
Diluted	27,683	27,097	586	2.2%
Dividends per common share	$0.10	$0.10	—	—
Other data:
EBITDA (1)	$33,562	$25,351	$8,211	32.4%
Non-cash share-based compensation	$2,029	$1,608	$421	26.2%

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
Consolidated Statements of Income
Nine Months ended September 30, 2011 and 2010
(In thousands, except per share data)
(Unaudited)

	Nine Months ended
	September 30,			%
	2011	2010	Change	Change
Revenue	$302,169	$283,705	$18,464	6.5%
Costs and expenses
Cost of revenue	156,092	153,041	3,051	2.0%
Selling, general and administrative	54,166	54,927	(761)	(1.4%)
Research and development	27,456	29,069	(1,613)	(5.5%)
Total costs and expenses	237,714	237,037	677	0.3%
Operating income	64,455	46,668	17,787	38.1%
Equity in net income of affiliate	631	472	159	33.7%
Earnings before interest and income taxes (1)	65,086	47,140	17,946	38.1%
Interest income	20	10	10	100.0%
Interest expense	377	745	(368)	(49.4%)
Earnings before income taxes	64,729	46,405	18,324	39.5%
Income tax expense	25,547	17,530	8,017	45.7%
Net Income	39,182	28,875	10,307	35.7%
Basic weighted average common share
Net income	$1.44	$1.08	$0.36	33.3%
Diluted weighted average common share
Net income	$1.42	$1.07	$0.35	32.7%
Weighted average shares used in calculations
Basic	27,154	26,693	461	1.7%
Diluted	27,629	27,032	597	2.2%
Dividends per common share	$0.30	$0.30	—	—
Other data:
EBITDA (1)	$87,162	$67,464	$19,698	29.2%
Non-cash share-based compensation	$5,860	$4,710	$1,150	24.4%

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three Months and Nine Months ended September 30, 2011 and 2010
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income	$15,351	$11,328	$39,182	$28,875
Income tax expense	10,586	6,672	25,547	17,530
Net interest expense	103	222	357	735
EBIT (2)	$26,040	$18,222	$65,086	$47,140
Depreciation and amortization	7,522	7,129	22,076	20,324
EBITDA (2)	$33,562	$25,351	$87,162	$67,464
EBIT Margin (2)	24.7%	18.3%	21.5%	16.6%
EBITDA Margin (2)	31.8%	25.5%	28.8%	23.8%

(2) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals.

EBIT is calculated by adding back net interest expense and income tax expense to net income. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income. EBIT and EBITDA should not be considered substitutes either for net income as indicators of Arbitron’s operating performance, or for cash flow as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
September 30, 2011 and December 31, 2010
(In thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$15,985	$18,925
Trade receivables	49,252	59,808
Property and equipment, net	70,098	70,332
Goodwill, net	44,518	38,895
Other assets	38,829	41,281
Total assets	$218,682	$229,241
Liabilities and Stockholders’ Equity:
Deferred revenue	$44,646	$36,479
Other liabilities	55,927	62,111
Current debt	—	53,000
Stockholders’ equity	118,109	77,651
Total liabilities and stockholders’ equity	$218,682	$229,241

Note: The December 31, 2010 Condensed Consolidated Balance Sheet is derived from the audited Balance Sheet included in the Company’s Form 10-K for the fiscal year ended December 31, 2010.